Exhibit 99.4

FORM OF

LETTER TO BROKERS, DEALERS, BANKS AND OTHER NOMINEES

CLEARSIGN COMBUSTION CORPORATION

Subscription Rights to Purchase Units

Offered Pursuant to Subscription Rights Distributed to Shareholders of

ClearSign Combustion Corporation

December 27, 2016

To Brokers, Dealers, Banks and Other Nominees:

This letter is being distributed by ClearSign Combustion Corporation (the “Company”) to brokers, dealers, banks and other nominees in connection with the rights offering (the “Rights Offering”) by ClearSign Combustion Corporation (the “Company”) to subscribe for and purchase Units (as described below), pursuant to non-transferable subscription rights (“Subscription Rights”) distributed to all holders of record of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) as of 5:00 p.m. Eastern time on December 19, 2016 (the “Record Date”). Each Subscription Right entitles the holder to subscribe for and purchase 0.2 of a Unit for each share of Common Stock of the Company that the holder owns on the Record Date. The Subscription Rights and Units are described in the prospectus supplement dated December 7, 2016 (a copy of which accompanies this notice) (the “Prospectus Supplement”).

Pursuant to the Rights Offering, the Company is issuing Subscription Rights to subscribe for up to 2,594,082 Units on the terms and subject to the conditions described in the Prospectus Supplement, at a subscription price of $4.00 per Unit (the “Subscription Price”).

The Subscription Rights may be exercised at any time during the subscription period, which commences on December 27, 2016 and ends at 5:00 p.m. Eastern time on January 13, 2017 (the “Expiration Date”).

As described in the Prospectus Supplement, each beneficial owner of shares of Common Stock is entitled to one Subscription Right for each 0.2 share of Common Stock owned on the Record Date, evidenced by non-transferable Subscription Rights certificates (the “Subscription Rights Certificates”) registered in the record holder’s name or its nominee. Each 5 Subscription Rights entitles the holder to purchase one Unit at the Subscription Price. The holder of the Subscription Rights will need to exercise 5 Subscription Rights to purchase a Unit.

The Company will not issue fractional shares. Fractional shares resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole number of Units a holder would otherwise be entitled to purchase.

The Company is asking persons who hold shares of the Company’s Common Stock beneficially, and who have received the Subscription Rights distributable with respect to those securities through a broker, dealer, bank, or other nominee, to contact the appropriate institution or nominee and request it to effect the transactions for them.

If you exercise Subscription Rights on behalf of beneficial owners, you will be required to certify to the Subscription Agent and the Company, in connection with such exercise, as to the aggregate number of Subscription Rights that have been exercised, whether the Subscription Rights of each beneficial owner of Subscription Rights on whose behalf you are acting has been exercised in full, and the number of Units being subscribed for by each beneficial owner of Subscription Rights on whose behalf you are acting.

The Company is asking you to contact your clients for whom you hold shares of Common Stock registered in your name or the name of your nominee to obtain instruction with respect to the Subscription Rights.

Enclosed are copies of the following documents:

1.	Prospectus Supplement

2.	Subscription Rights Certificate

3.	Instructions as to Use of Subscription Rights Statements

4.	Form of Letter to Shareholders Who are Beneficial Holders

5.	Form of Beneficial Owner Election Form

6.	Form of Nominee Holder Certification

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Subscription Rights will be for the account of the holder, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Your prompt action is requested. To exercise the Subscription Rights, you should deliver the properly completed and signed Subscription Rights Certificate, with payment of the Subscription Price in full for each Unit subscribed for to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive the properly completed and duly executed Subscription Rights Certificate and full payment of the Subscription Price prior to the Expiration Date.

A holder cannot revoke the exercise of a Subscription Right. Subscription Rights not exercised at or prior to 5:00 p.m. Eastern time on the Expiration Date will expire.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO VSTOCK TRANSFER, LLC, INFO@VSTOCKTRANSFER.COM OR (855) 987-8625 (toll free) OR (212) 828-8436.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY, THE DEALER-MANAGER, THE SUBSCRIPTION AGENT, OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE SUBSCRIPTION RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS SUPPLEMENT.

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